Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Mary Ellen Keating	Andy Milevoj
Senior Vice President	Vice President, Investor Relations
Corporate Communications	Barnes & Noble, Inc.
Barnes & Noble, Inc.	(212) 633-3489
(212) 633-3323	amilevoj@bn.com
mkeating@bn.com

Barnes & Noble Announces Senior Leadership Changes

William Lynch Resigns as Company CEO

Michael Huseby Appointed CEO of NOOK Media LLC

Allen Lindstrom Named Corporate Chief Financial Officer

New York, NY (July 08, 2013)—The Board of Directors of Barnes & Noble, Inc. (NYSE: BKS) today announced that William Lynch has resigned as Chief Executive Officer and director of the Company effective immediately. The Company also announced the following organizational changes: Michael P. Huseby has been appointed Chief Executive Officer of NOOK Media LLC and President of Barnes & Noble, Inc. Max J. Roberts, Chief Executive Officer of Barnes & Noble College will continue to lead the digital education strategy and report to Mr. Huseby, as will the Executive Management team of NOOK Media. Mr. Huseby and Mitchell Klipper, Chief Executive Officer of the Barnes & Noble Retail Group, will report directly to Leonard Riggio, Executive Chairman of Barnes & Noble, Inc.

The Company also announced that Allen Lindstrom, Vice President and the Company’s Corporate Controller, has been promoted to Chief Financial Officer of Barnes & Noble, Inc. He will report to Mr. Huseby. Kanuj Malhotra, Vice President of Corporate Development, has been promoted to Chief Financial Officer of NOOK Media LLC.

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“We thank William Lynch for helping transform Barnes & Noble into a leading digital content provider and for leading in the development of our award-winning line of NOOK® products including NOOK Simple Touch™, NOOK Simple Touch Glowlight™, and NOOK® HD and NOOK® HD+ ,” said Leonard Riggio, Chairman. “As the bookselling industry continues to undergo significant transformation, we believe that Michael, Mitchell and Max are the right executives to lead us into the future.” Mr. Riggio added that the Company is in the process of reviewing its current strategic plan and will provide an update when appropriate.

“I appreciate the opportunity to serve as CEO of this terrific Company over the last three years,” said William Lynch. “There is a great executive team and Board in place at Barnes & Noble, and I look forward to the many innovations the Company will be bringing to its millions of physical and digital media customers in the future.”

Mr. Huseby joined Barnes & Noble as Chief Financial Officer in March 2012, and has led the Company’s financial organization since that time. Prior to joining Barnes & Noble, he had a distinguished career in the media communications industry having most recently served as Executive Vice President and Chief Financial Officer of Cablevision Systems Corporation, a leading telecommunications and media company. Mr. Huseby also served in leadership positions at Charter Communications, Inc., the fourth largest cable operator in the U.S, as well as AT&T Broadband, a provider of cable television services.

Mr. Lindstrom joined Barnes & Noble in November 2007 as Vice President, Corporate Controller. Prior to joining Barnes & Noble, Mr. Lindstrom was Chief Financial Officer at Liberty Travel, Inc.

Mr. Malhotra joined NOOK Media in May 2012 and in his role as Vice President of Corporate Development has been responsible for developing strategic priorities for growth and profitability. He was previously Senior Vice President and Chief Financial Officer at Affinion International.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS) is a Fortune 500 company and the leading retailer of content, digital media and educational products. The company operates 675 Barnes & Noble bookstores in 50 states, and one of the Web’s largest e-commerce sites, BN.com (www.bn.com). Its NOOK Media LLC subsidiary is a leader in the emerging digital reading and digital education markets. The NOOK digital business offers award-winning

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NOOK® products and an expansive collection of digital reading and entertainment content through the NOOK Store™ (www.nook.com), while Barnes & Noble College Booksellers, LLC operates 686 bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States. Barnes & Noble is proud to be named a J.D. Power and Associated 2012 Customer Service Champion and is only one of 50 U.S. companies so named. Barnes & Noble.com is ranked the number one online retailer in customer satisfaction in the book, music and video category and a Top 10 online retailer overall in customer satisfaction according to ForeSee E-Retail Satisfaction Index (Spring Top 100 Edition).

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, risk that international expansion will not be successfully achieved or may be achieved later than expected, possible disruptions in Barnes & Noble’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risks associated with ceasing NOOK’s production of tablet devices, including possible reduction in sales of content, accessories and other merchandise and other adverse financial impacts, possible risk that component parts will be rendered obsolete or otherwise not be able to be effectively utilized in devices to be

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sold, possible risk that financial and operational forecasts and projections are not achieved, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that the expected sales lift from Borders’ store closures is not achieved in whole or part, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of Barnes & Noble’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, the potential adverse impact on the business resulting from the review of a potential separation of the NOOK digital business, the risk that the transactions with Microsoft and Pearson do not achieve the expected benefits for the parties including the risk that NOOK Media’s applications are not commercially successful or that the expected distribution of those applications is not achieved, the risk that any subsequent spin-off, split-off or other disposition by Barnes & Noble of its interest in NOOK Media or other separation of Barnes & Noble’s businesses results in adverse impacts on Barnes & Noble or NOOK Media (including as a result of termination of agreements and other adverse impacts), the potential impact on Barnes & Noble’s retail business of any separation, the potential tax consequences for Barnes & Noble and its shareholders of a subsequent spin-off, split-off or other disposition by Barnes & Noble of its interest in NOOK Media or other separation of Barnes & Noble’s businesses, the risk that the international expansion contemplated by the relationship with Microsoft or otherwise is not successful or is delayed, the risk that NOOK Media is not able to perform its obligations under the Microsoft commercial agreement, including with respect to the development of applications and international expansion, and the consequences thereof, the costs and disruptions arising out of any such separation of the NOOK digital and College businesses or other separation of Barnes & Noble’s businesses, the risk that Barnes & Noble may not recoup its investments in the NOOK digital business as part of any separation transaction, the risks, difficulties, and uncertainties that may result from the separation of businesses that were previously co-mingled including necessary ongoing relationships, and potential for adverse customer impacts, the risk that Barnes & Noble’s ongoing evaluation of prior year amounts may result in revisions to its financial statements and changes to the financial information presented in this press release, the risk that such process results in a delay in the filing of Barnes & Noble’s Annual Report on Form 10-K and associated risks and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC. Our

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forward looking statements relating to international expansion are also subject to the following risks, among others that may affect the introduction, success and timing of the NOOK e-reader and content in countries outside the United States: we may not be successful in reaching agreements with international companies, the terms of agreements that we reach may not be advantageous to us, our NOOK device may require technological changes to comply with applicable laws, and marketplace acceptance and other companies have already entered the marketplace with products that have achieved some customer acceptance.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

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